SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2003

Nara Bancorp, Inc.

(Exact name of registrant as specified in its charter)

333-50126
(Commission File Number)

Delaware	95-4849715
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

3701 Wilshire Boulevard
Suite 220
Los Angeles, California 90010
(Address of principal executive offices, with zip code)

(213) 639-1700
(Registrant’s telephone number, including area code)

Item 5. Other Events.

     On January 27, 2003, Nara Bancorp, Inc. issued a press release regarding the termination of a consent order between Nara Bank, N.A., a wholly owned subsidiary of Nara Bancorp, Inc., and the Office of the Comptroller of the Currency, dated February 20, 2002. The termination of the consent order became effective on January 22, 2003. Further details are set forth in the press release attached hereto as Exhibit 99.1.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits

99.1	Press Release of the Registrant.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nara Bancorp, Inc.,
(Registrant)

Date: January 28, 2003	By:	/s/ Bon T. Goo

Bon T. Goo
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
Number	Description

99.1	Press Release of the Registrant.